                                                                 EXHIBIT (B)(10)


                       FIFTH AMENDMENT TO CREDIT AGREEMENT


         THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), made as of this 5th day of February, 1996 among Kuhlman Corporation, a Delaware corporation (the "Borrower"), NationsBank, N.A. (South) (formerly known as NationsBank of Georgia, N.A.) and The Chase Manhattan Bank, N.A. as Managing Agents (the "Managing Agents"), and NationsBank, N.A. (South) (formerly known as NationsBank of Georgia, N.A.), The Chase Manhattan Bank, N.A., The First National Bank of Boston, NBD Bank, Harris Trust and Savings Bank, J.P. Morgan Delaware, and SunTrust Bank, Savannah, N.A. (formerly known as Trust Company of Georgia Bank of Savannah, N.A.) (collectively the "Lenders"), The Chase Manhattan Bank, N.A., as syndications agent, and NationsBank, N.A. (South) (formerly known as NationsBank of Georgia, N.A.), as administrative agent for the Lenders (the "Administrative Agent"),

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Administrative Agent, the Managing Agents and the Lenders are parties to that certain Credit Agreement dated as of December 15, 1993, as amended by that certain First Amendment to Credit Agreement dated as of March 29, 1994, that certain Second Amendment to Credit
Agreement dated as of March 30, 1994, that certain Third Amendment to Credit Agreement dated as of December 31, 1994 and that certain Fourth Amendment to Credit Agreement dated as of June 29, 1995 (as so amended, the "Credit Agreement"); and

         WHEREAS, the parties to the Credit Agreement wish to amend the Credit Agreement in certain respects as provided for herein;

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement, and further agree as follows:

         1.       Amendments to Article 1.

                  (a) Article 1 of the Credit Agreement, Definitions, is hereby amended by deleting the existing definitions of "Borrowing Base," "Cash Flow," "Commitment Ratios," "Eligible Inventory," "Revolving Loan Commitment," "Revolving Loan Notes," "Term Loan," "Term Loan Commitment" and "Term Loan Notes" in their entireties and by substituting the following therefor:

                  (i) "`Borrowing Base' shall mean, at any particular time, the sum of:

         (a)      80% of the Value of the Eligible Accounts; plus

         (b)      55% of the Value of the Eligible Coleman Inventory;
                  plus

         (c)      55% of the Value of the Eligible Schwitzer Inventory;
                  plus

         (d)      55% of the Value of the Eligible CCI Inventory; plus

         (e)      45% of the Value of the Eligible Kuhlman Inventory;

                  minus the amount of reserves which the Administrative Agent shall have established, in the exercise of its reasonable business judgment, for such purposes as the Administrative Agent shall have deemed necessary, including, without limitation, for (i) price adjustments, damages, and unearned discounts; (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) special order goods and deferred shipment sales; and (iv) market value declines; minus, the portion of the Borrowing Base attributed to any Independent Sales Representative Inventory in excess of $2,000,000 in the aggregate."

                  (ii) "`Cash Flow' shall mean, for the Borrower and its Subsidiaries on a consolidated basis for any period, the sum of (a) Operating Income, plus (b) Other Income, plus (c) to the extent deducted in determining Operating Income, depreciation, amortization and other non-cash charges, plus (d) to the extent deducted in determining Operating Income or Other Income for such period, (i) legal and accounting expenses in an aggregate amount not to exceed $530,000 relating to the Borrower's proposed acquisition of Communication Cable, Inc., (ii) cash severance and related benefit payments in an aggregate amount not to exceed $915,000 paid to employees of Kuhlman Electric Corporation, a Delaware corporation, in connection with its down-sizing during the 1994 calendar year, and (iii) legal, accounting and other cash expenses incurred in conjunction with the preparation for and closing of the Borrower's acquisition of Schwitzer, all as determined in accordance with GAAP. Notwithstanding the foregoing, in the event CCI becomes a Subsidiary of the Borrower, for purposes of calculating the Cash Flow attributed to CCI and its Subsidiaries for the first four
         (4) quarters during which CCI is a Subsidiary of the Borrower, such Cash Flow shall be determined on a historical pro forma basis as if the acquisition of CCI had been consummated as a 'pooling of interest' in accordance with GAAP on the first day of such four (4) quarter period."

                  (iii) "`Commitment Ratios' shall mean the percentages in which
         the  Lenders  are  severally   bound  to  satisfy  the  Revolving  Loan
         Commitment or the Term Loan

         Commitment or the aggregate of both such Commitments, as the context may require, which are, as of the date of the Fifth Amendment to this Agreement, as follows:


                                 Portion of     Revolving
                                  Revolving        Loan          Portion of    Term Loan     Aggregate
                                    Loan        Commitment        Term Loan    Commitment   Commitment
             Lender              Commitment       Ratio          Commitment      Ratio         Ratio

NationsBank, N.A. (South)   $18,230,769.25       23.3728%   $14,371,794.89     23.1803%      23.2875%

The Chase Manhattan Bank,   $18,230,769.25       23.3728%   $14,371,794.89     23.1803%      23.2875%
N.A.

The First National Bank of  $ 9,999,999.99       12.8205%   $ 7,948,717.94     12.8205%      12.8205%
Boston

NBD Bank                    $ 9,999,999.99       12.8205%   $ 7,948,717.94     12.8205%      12.8205%

Harris Trust and Savings    $ 9,999,999.99       12.8205%   $ 7,948,717.94     12.8205%      12.8205%
Bank

J. P. Morgan Delaware       $ 9,999,999.99       12.8205%   $ 7,948,717.94     12.8205%      12.8205%

SunTrust Bank, Savannah,    $ 1,538,461.54        1.9724%   $ 1,461,538.46      2.3573%       2.1429%
N.A. (f/k/a Trust Company
of Georgia Bank of
Savannah, N.A.)



         The Commitment Ratios may change upon the sale of assignments pursuant to Section 11.5 hereof."

                  (iv) "`Eligible Inventory' shall mean, collectively, Eligible Coleman Inventory, Eligible Schwitzer Inventory, Eligible CCI Inventory and Eligible Kuhlman Inventory."

                  (v) "`Revolving Loan Commitment' shall mean the several obligations of the Lenders to advance the aggregate sum of up to $78,000,000 to the Borrower in accordance with their respective Commitment Ratios and pursuant to the terms hereof, as such obligations shall be reduced from time to time pursuant to Section 2.5 hereof, and as such obligations may be further reduced from time to time pursuant to the terms hereof."

                  (vi) "`Revolving Loan Notes' shall mean those certain amended and restated promissory notes in the aggregate original principal amount of $78,000,000, one issued to each of the Lenders by the Borrower, each one substantially in the form of Exhibit B to the Fourth Amendment to this Agreement; any other promissory notes issued by the Borrower to evidence Loans made under the Revolving Loan Commitment;

         and any extensions, renewals or amendments to, or replacements of, the foregoing."

                  (vii) "`Term Loan' shall mean the Loans advanced to the Borrower under the Term Loan Commitment on the Agreement Date, upon the making of the Supplemental Term Loan to the Borrower and upon the making of the CCI Term Loan to the Borrower."

                  (viii) "`Term Loan Commitment' shall mean the several obligations of the Lenders to advance the sum of up to $62,000,000 to the Borrower in accordance with their respective Commitment Ratios and pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof."

                  (ix) "`Term Loan Notes' shall mean those certain amended and restated promissory notes dated as of the date of the Fifth Amendment to this Agreement in the aggregate original principal amount of $62,000,000, one issued to each of the Lenders by the Borrower, each one substantially in the form of Exhibit D to the Fourth Amendment to this Agreement; any other promissory notes issued by the Borrower to evidence Loans made under the Term Loan Commitment; and any extensions, renewals or amendments to, or any replacements of, the foregoing."

                  (b) Article 1 of the Credit Agreement, Definitions, is hereby further amended by deleting the parenthetical phrase appearing before clause (a) of the definition of "Eligible Kuhlman Inventory" in its entirety and inserting the following parenthetical phrase in lieu thereof:

         "(other than Coleman, Schwitzer and CCI and their respective Subsidiaries)"

                  (c) Article 1 of the Credit Agreement, Definitions, is hereby further amended by deleting the reference to "Section 7.1(j)" appearing in clause (k) of the definition of "Permitted Liens" and inserting the phrase "Section 7.1(l) in lieu therof.

                  (d) Article 1 of the Credit Agreement, Definitions, is hereby further amended by adding the following definitions in the correct alphabetical order:

                  (i) "`CCI' shall mean Communication Cable, Inc., a North Carolina corporation."

                  (ii) "`CCI Secured Loans' shall mean such portion of the CCI Term Loan and the Excess Revolving Loans which equal, in aggregate principal amount, one-half (1/2) of the purchase price paid by Kuhlman Acquisition Corp. (or on its behalf) for shares of the capital stock of CCI."

                  (iii) "`CCI Term Loan' shall mean the Loans advanced to the Borrower under the Term Loan Commitment in accordance with Section 2.1(a) hereof on or after the date of the Fifth Amendment to this Agreement, which Loans shall not exceed $15,000,000 in the aggregate."

                  (iv) "`Eligible CCI Inventory' shall mean, at any particular date, the portion of the Inventory of CCI and its Subsidiaries which:
         (a) is, in the option of the Administrative Agent, not obsolete, slow-moving, unmerchantable, off-season, out-of-season, or in the case of raw materials and work-in-process Inventory, unworkable, and as to finished goods Inventory, is readily salable in its current form; (b) as to finished goods Inventory is new and does not constitute any finished goods that were returned to CCI or any of its Subsidiaries due to defect or damage; (c) in the case of work-in-process Inventory on such date, is in the process of being manufactured on current running lines and in accordance with current manufacturing techniques and styles and (d) fulfills each and every one of the Inventory Eligibility Requirements."

                  (v) "`Excess Revolving Loans' shall mean Loans made under the Revolving Loan Commitment which cause the aggregate principal amount outstanding under the Revolving Loan Commitment to exceed $53,000,000.

                  (vi) "`Value of the Eligible CCI Inventory' shall mean, at any particular date: (a) the value of the Eligible CCI Inventory, valued in accordance with the "First-In, First-Out" method of accounting and otherwise in accordance with GAAP, minus (b) the amount of any reserve required by the Administrative Agent in the exercise of its reasonable judgment."

         2. Amendments to Article 2. Article 2 of the Credit Agreement, Credit Facilities, is hereby amended as follows:

                  (a) Section 2.1(a). Section 2.1(a) of the Credit Agreement, Term Loan Facility, is hereby amended by deleting the existing Section 2.1(a) in its entirety and by inserting the following in lieu thereof:

                           "(a)     Term Loan Facility.  The Lenders agree,
                  severally in accordance with their respective
                  Commitment Ratios with respect to the Term Loan
                  Commitment and not jointly, upon the terms and subject to the conditions of this Agreement, to advance

                  $38,000,000 of the Term Loan on the Agreement Date, to make the Supplemental Term Loan on or after the effective date of the Fourth Amendment to this Agreement and to make the CCI Term Loan on or after the effective date of the Fifth Amendment to this Agreement. Subject to the terms hereof, Advances of the Term Loan may be repaid and then reborrowed as provided in Sections 2.2(b)(ii) and 2.2(c)(ii) hereof so as to change the Interest Rate Basis or Interest Periods for Advances then outstanding; provided, however, that there shall be no increase in the principal amount of the Term Loan outstanding after the Agreement Date (other than the increase in the principal amount of the Term Loan pursuant to the Supplemental Term Loan and the CCI Term Loan). Notwithstanding the foregoing, no Advance shall be made under the Term Loan Commitment which, if made, would cause the aggregate principal amount outstanding under the Term Loan Commitment to exceed $47,000,000 unless the proceeds of such Advance are disbursed into a restricted account satisfactory to the Borrower maintained with the Administrative Agent or Harris Trust Company of New York and may not be withdrawn by the Borrower (other than to transfer funds from a restricted account maintained at the Administrative Agent to a restricted account maintained at Harris Trust Company of New York or vice versa, or to repay or prepay Loans outstanding hereunder) except upon written confirmation by the Administrative Agent to (i) Harris Trust Company of New York if it then holds such proceeds or
                  (ii) the Borrower if the Administrative Agent then holds such proceeds, of the Administrative Agent's receipt of (1) a certificate of an Authorized Signatory stating that either (A) such proceeds shall be immediately applied to pay the cash purchase price for the Borrower's (or one of its wholly-owned Subsidiaries') acquisition of one (1) or more of the issued and outstanding shares of capital stock of CCI (exclusive of the shares of capital stock of CCI owned by the Borrower or any of its wholly-owned Subsidiares immediately prior to such acquisition) or (B) the Borrower or one of its wholly-owned Subsidiaries has already acquired not less than a majority of the shares of the issued and outstanding capital stock of CCI and that such proceeds shall be used by the Borrower for working capital purposes, which certificate shall be substantially in the form of Exhibit A to the Fifth Amendment to this Agreement, and (2), with respect to any purchase of shares of the capital stock of CCI pursuant to the tender offer for such shares by Kuhlman Acquisition Corp., a certificate of Harris Trust

                  Company of New York, in its capacity as the depositary for Kuhlman Acquisition Corp. in such transaction, as to the aggregate number of shares of the capital stock of CCI which have been tendered for purchase by the Borrower or any such Subsidiary by shareholders of CCI, which certificate shall be substantially in the form of Exhibit B to the Fifth Amendment to this Agreement."

                  (b) Section 2.1(b). Section 2.1(b) of the Credit Agreement, Revolving Loan Facility, is hereby amended by adding the following at the end of existing Section 2.1(b):

                  "Notwithstanding the foregoing, no Advance shall be made under the Revolving Loan Commitment which, if made, would cause the aggregate principal amount outstanding under the Revolving Loan Commitment to exceed $53,000,000 unless the proceeds of such Advance are disbursed into a restricted account
                  satisfactory    to   the   Borrower    maintained   with   the
                  Administrative Agent or Harris Trust Company of New York and may not be withdrawn by the Borrower (other than to transfer funds from a restricted account maintained at the Administrative Agent to a restricted account maintained at Harris Trust Company of New York or vice versa, or to repay or prepay Loans outstanding hereunder) except upon written confirmation by the Administrative Agent to (i) Harris Trust Company of New York if it then holds such proceeds or (ii) the Borrower if the Administrative Agent then holds such proceeds, of the Administrative Agent's receipt of (1) a certificate of an Authorized Signatory stating that either (A) such proceeds shall be immediately applied to pay the cash purchase price for the Borrower's (or one of its wholly-owned Subsidiaries') acquisition of one (1) or more of the issued and outstanding shares of capital stock of CCI (exclusive of the shares of capital stock of CCI owned by the Borrower or any of its wholly-owned Subsidiares immediately prior to such acquisition) or (B) the Borrower or one of its wholly-owned Subsidiaries has already acquired not less than a majority of the shares of the issued and outstanding capital stock of CCI and that such proceeds shall be used by the Borrower for working capital purposes, which certificate shall be substantially in the form of Exhibit A to the Fifth Amendment to this Agreement, and (2), with respect to any purchase of shares of the capital stock of CCI pursuant to the tender offer for such shares by Kuhlman Acquisition Corp., a certificate of Harris Trust Company of New York, in its capacity as the depositary for Kuhlman Acquisition Corp. in such transaction, as to the aggregate number of shares of the capital stock of CCI which have been tendered for purchase by the Borrower or any such Subsidiary by shareholders of CCI, which certificate shall be substantially in the form of Exhibit B to the Fifth Amendment to this Agreement."

                  (c) Section 2.4. Section 2.4 of the Credit Agreement, Fees, is hereby amended by adding a new subsection 2.4(d) thereto immediately following subsection 2.4(c) thereof, as follows:

                           "(c)  CCI Transaction Fees.

                                    (i) In the event that the Borrower or one of
                  its wholly-owned Subsidiaries does not acquire a majority of shares of the issued and outstanding capital stock of CCI and the right to vote such shares under the North Carolina Control Share Acquisition Act, as determined by the Borrower upon the advice of its special North Carolina counsel, on or before the 60th day following the purchase by the Borrower or any of its Subsidiaries of the first such additional share of the capital stock of CCI following the date of the Fifth Amendment to this Agreement, the Borrower agrees to pay to each Lender, in accordance with its Commitment Ratio, a fee equal to one-quarter of one percent (1/4%) of the sum of such Lender's pro rata portion of the Revolving Loan Commitment, plus such Lender's pro rata portion of the then unpaid principal amount of the Term Loan. Such fee shall be due and payable on the Business Day following such 60th day, fully earned when due and non-refundable when paid.

                                    (ii) In the event that the  Borrower  or one
                  of its wholly-owned Subsidiaries does not acquire a majority of shares of the issued and outstanding capital stock of CCI and the right to vote such shares under the North Carolina Control Share Acquisition Act, as determined by the Borrower upon the advice of its special North Carolina counsel, on or before the 120th day following the purchase by the Borrower or any of its Subsidiaries of the first such additional share of the capital stock of CCI following the date of the Fifth Amendment to this Agreement, the Borrower agrees to pay to each Lender, in accordance with its Commitment Ratio, an additional fee equal to one-quarter of one percent (1/4%) of the sum of such Lender's pro rata portion of the Revolving Loan Commitment, plus such Lender's pro rata portion of the then unpaid principal amount of the Term Loan. Such fee shall be due and payable on the Business Day following such 120th day, fully earned when due and non-refundable when paid."

                  (d) Section 2.6(a). Section 2.6(a) of the Credit Agreement, Mandatory Prepayments, is hereby amended by adding a new subsection 2.6(a)(viii) thereto immediately following subsection 2.6(a)(vii) thereof, as follows:

                           "(viii) CCI Transaction. Unless the Borrower and each
                  of the Lenders shall otherwise agree in writing, in the event that the Borrower or one of its wholly-owned Subsidiaries does not acquire any additional shares of the issued and outstanding capital stock of CCI and the right to vote such shares under the North Carolina Control Share Acquisition Act, as determined by the Borrower upon the advice of its special North Carolina counsel, on or before April 15, 1996, (A) the Borrower shall immediately prepay on April 16, 1996 the outstanding principal amount of the CCI Term Loan and all Advances made under the Revolving Loan Commitment which cause the aggregate principal amount outstanding thereunder to exceed $53,000,000, (B) the Revolving Loan Commitment shall thereupon be automatically reduced as of such date to $53,000,000, (C) any obligation or commitment of the Lenders to make the CCI Term Loan shall thereupon automatically expire and become null and void and of no further force or effect and
                  (D) Sections 1(a)(i), (ii), (iv), (v), and (viii), 1(b), 1(c)(iv) and (vi), 3 and 4 of the Fifth Amendment to this Agreement shall become null and void and of no further force or effect (whereupon the provisions of this Agreement purported to be amended thereby shall be reinstated as in effect immediately prior to giving effect to such Fifth
                  Amendment and this Agreement shall be deemed to be amended accordingly). Notwithstanding anything contained herein which may be construed to the contrary, in the event that the
                  Borrower or one of its wholly-owned Subsidiaries does not acquire a majority of shares of the issued and outstanding capital stock of CCI and the right to vote such shares under the North Carolina Control Share Acquisition Act, as determined by the Borrower upon the advice of its special North Carolina counsel, on or before the 180th day following the purchase by the Borrower or any of its Subsidiaries of the first such additional share of the capital stock of CCI following the date of the Fifth Amendment to this Agreement, it shall constitute an Event of Default if the Borrower or any of its Subsidiaries acquires any additional shares of the capital stock of CCI unless the Borrower (or any such Subsidiary) is able, in a single transaction, to purchase shares of such capital stock sufficient to cause the Borrower or one of its wholly-owned Subsidiaries to own a majority of shares of such capital stock and to have the right to vote such shares under the North Carolina Control Share Acquisition Act, as determined by the Borrower upon the advice of its special North Carolina counsel. In the event that the Borrower or one of its wholly-owned Subsidiaries does not acquire a majority of shares of the issued and outstanding capital stock of CCI and the right to vote such shares under the North Carolina Control Share Acquisition Act, as determined by the Borrower upon the advice of its special North Carolina counsel, on or before the 240th day following the purchase by the Borrower or any of its Subsidiaries of the first such additional share of the capital stock of CCI following the date of the Fifth Amendment to this Agreement,
                  (1) the Borrower shall immediately prepay on the Business Day following such 240th day, the outstanding principal amount of the CCI Term Loan and all Advances made under the Revolving Loan Commitment which cause the aggregate principal amount outstanding thereunder to exceed $53,000,000, (2) the Revolving Loan Commitment shall thereupon be automatically reduced as of such date to $53,000,000, (3) any obligation or commitment of the Lenders to make the CCI Term Loan shall thereupon automatically expire and become null and void and of no further force or effect, and (4) Sections 1(a)(i), (ii),
                  (iv), (v) and (viii), 1(b), 1(c)(iv) and (vi), 3 and 4 of the Fifth Amendment to this Agreement shall become null and void and of no further force or effect (whereupon the provisions of this Agreement purported to be amended thereby shall be reinstated as in effect immediately prior to giving effect to such Fifth Amendment and this Agreement shall be deemed to be amended accordingly). Upon any prepayment of the CCI Term Loan under this subsection 2.6(a)(viii), the amortization schedule for the Term Loan set forth in Section 2.7(a) hereof as in effect immediately prior to giving effect to the Fifth Amendment to this Agreement shall be immediately reinstated and this Agreement deemed to be amended accordingly."

                  (e)  Section  2.7.  Section  2.7  of  the  Credit   Agreement,
         Repayment, is hereby amended by deleting Section 2.7(a), Term Loan, thereof in its entirety and by inserting the following in lieu thereof:

                           "(a)   Term Loan.  The principal balance of the Term
                  Loan shall be amortized in consecutive semi-annual installments in the amounts and on the dates set forth below:

                                  Dates                         Amount

                           June 30, 1996                       $4,250,000
                           December 31, 1996                   $6,250,000
                           June 30, 1997                       $6,000,000
                           December 31, 1997                   $6,000,000
                           June 30, 1998                       $6,750,000
                           December 31, 1998                   $6,750,000
                           June 30, 1999                       $8,000,000
                           December 31, 1999                   $5,000,000

                  A final payment of all principal amounts outstanding in respect of the Term Loan shall be due and payable on the Term Loan Maturity Date."

         3. Amendment to Section 7.15. Section 7.15 of the Credit Agreement, Fixed Charge Coverage Ratio, is hereby amended by deleting Section 7.15 in its entirety and by inserting the following in lieu thereof:

                           "Section  7.15  Fixed  Charge  Coverage  Ratio.   The
                  Borrower shall not permit the ratio of (a) Cash Flow for the four (4) most recently completed calendar quarters to (b) Fixed Charges for such period, to be less than the following as of the end of each calendar quarter during the periods set forth below:

                                                          Minimum
                           Period                          Ratio

                  Quarters Ending
                     March 31, 1996,
                     June 30, 1996,
                     September 30, 1996
                     and December 31, 1996               1.10 to 1
                  Quarters Ending
                     March 31, 1997,
                     June 30, 1997,
                     September 30, 1997
                     and December 31, 1997               1.25 to 1
                  Quarters Ending
                     March 31, 1998,
                     June 30, 1998,
                     September 30, 1998
                     and December 31, 1998               1.40 to 1
                  At all times thereafter                        1.50 to 1"


         4. Amendment to Section 7.17. Section 7.17 of the Credit Agreement, Indebtedness to Total Capital Ratio, is hereby amended by deleting the table appearing therein in its entirety and by inserting the following in lieu thereof:

                                                                    "Maximum
                                    Period                           Ratio


                  From January 1, 1996 through December 31, 1996      63%

                  From January 1, 1997 through December 31, 1997      60%

                  From January 1, 1998 through December 31, 1998      55%

                  At all times thereafter                             50%"

         5. No Other Amendment or Waiver. Except for the amendments and waivers set forth herein, the text of the Credit Agreement shall remain unchanged and in full force and effect. The amendments and waivers agreed to herein shall not constitute a modification of the Credit Agreement or a course of dealing with the Administrative Agent, the Managing Agents and the Lenders, or any of them, at variance with the Credit Agreement such as to require further notice by the Administrative Agent, the Managing Agents, the Lenders, the Majority Lenders, or any of them, to require strict compliance with the terms of the Credit Agreement, as amended by this Amendment, in the future.

         6. Representations and Warranties. The Borrower hereby represents and warrants in favor of the Administrative Agent, the Managing Agents and the Lenders as follows:

         (a) Each representation and warranty set forth in Article 4 of the Credit Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent the Borrower has previously updated the Lenders with respect thereto;

         (b) The Borrower has the corporate power and authority (i) to enter into this Amendment and to execute and deliver the Amended and Restated Revolving Loan Notes and Amended and Restated Term Loan Notes referred to herein (collectively, the "New Notes"), and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

         (c) This Amendment and the New Notes have been duly authorized, validly executed and delivered by one or more Authorized Signatories of the Borrower, and constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms; and


         (d) The execution and delivery of this Amendment and the New Notes and the performance by the Borrower under the Credit Agreement, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, nor be in contravention of or in conflict with the Articles of Incorporation or By-Laws of the Borrower, or the provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which the Borrower is party or by which the Borrower's assets or properties are or may become bound.

         7. Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to (i) the truth and accuracy of the representations and warranties contained in Section 6 hereof; (ii) the execution and delivery by the Borrower of Amended and Restated Revolving Loan Notes and Amended and Restated Term Loan Notes, one such Amended and Restated Revolving Loan Note and Amended and Restated Term Loan Note payable to each Lender; (iii) the execution and delivery of a stock pledge agreement substantially in the form of Exhibit C attached hereto and a loan certificate substantially in the form of Exhibit L to the Credit Agreement by Kuhlman Acquisition Corp., and the delivery to the Administrative Agent of all appropriate stock certificates and stock powers relating to such stock pledge agreement; (iv) the execution and delivery by the Borrower of a revised Schedule 1 to the Stock Pledge Agreement dated as of December 15, 1993 between the Borrower and the Administrative Agent with respect to the shares of capital stock of Kuhlman Acquisition Corp., and the delivery to the Administrative Agent of all appropriate stock certificates and stock powers relating thereto; (v) the execution and delivery by the Borrower of appropriate Federal Reserve Form U-1s and G-3s; (vi) the execution and delivery of an opinion of Rudnick & Wolfe, special Illinois counsel to the Borrower and its Subsidiaries, in the form of Exhibit D attached hereto; (vii) receipt by the Managing Agent's of evidence satisfactory to them that Harris Trust Company of New York has agreed to the terms upon which funds may be disbursed from the restricted account as set forth in Sections 2(a) and (b) hereto; and (viii) receipt of any other documents that the Administrative Agent, the Managing Agents, the Lenders, or any of them, may reasonably request, certified by an officer of the Borrower if so requested.

         8. Waivers. The Administrative Agent, the Managing Agents and the Lenders hereby waive the requirements of Section 5.12 of the Credit Agreement with respect to the acquisition of CCI and its Subsidiaries (other than as expressly provided in Section 7 above) until the ninetieth (90th) day following the disbursement of proceeds of the CCI Term Loan or any portion of the Revolving Loan Commitment in excess of $53,000,000 to, or on behalf of, the Borrower or any of its Subsidiaries for the purpose of acquiring shares of the capital stock of CCI as provided in Section 2 above. The Administrative Agent, the Managing Agents and the Lenders hereby further waive the requirements of
Section 7.2 and Section 7.8 of the Credit Agreement with respect to the acquisition and disposition of the shares of capital stock of CCI presently owned by the Borrower or any of its Subsidiaries and as contemplated to be acquired by the Borrower or any of its Subsidiaries herein. Finally, notwithstanding any other provision of the Credit Agreement which may be construed to the contrary, the Administrative Agent, the Managing Agents and the Lenders hereby acknowledge and agree that the Borrower and its Subsidiaries may purchase and hold shares of the capital stock of CCI as contemplated hereby.

         9. Amendment Fees. Upon the effectiveness of Section 2 of this Amendment, the Administrative Agent shall pay to each of the Lenders who have increased their respective portions of the Revolving Loan Commitment and the Term Loan Commitment pursuant to this Amendment, an amendment fee in an amount equal to the product of (a) 0.00125, multiplied by (b) the aggregate amount by which such Lender's Revolving Loan Commitment and Term Loan Commitment so increased.

         10. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

         11. Law of Contract. This Amendment shall be deemed to be made pursuant to the laws of the State of Georgia with respect to agreements made and to be performed wholly in the State of Georgia and shall be construed, interpreted, performed and enforced in accordance therewith.

         12.      Loan Document.  This Amendment shall constitute a Loan
Document.

         13. Effective Date. Upon the execution and delivery of this Amendment by each of the parties hereto, (a) Sections 1(a)(ii), (iii), (v), (vi), (vii),
(viii), and (ix), 1(c)(i), (ii), (iii) and (v), and 2 through 13 of this Amendment shall be effective as of February 5, 1996, and (b) Sections 1(a)(i) and (iv), 1(b), 1(c)(iv) and (vi) of this Amendment shall be effective only upon CCI becoming a Subsidiary of the Borrower.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute, deliver and seal this Amendment as of the day and year first above written, to be effective as set forth in Section 13 hereof.


BORROWER:                      KUHLMAN CORPORATION


                               By: /s/ Robert S. Jepson, Jr.
                                   _________________________
                                        Its: Chairman & CEO
                                             ______________

[CORPORATE SEAL]               Attest: /s/ Richard A. Walker
                                       _____________________
                                        Its: Secretary
                                             _______________


ADMINISTRATIVE AGENT:          NATIONSBANK, N.A. (SOUTH), formerly
                               known as NATIONSBANK OF GEORGIA, N.A.


                               By: /s/ Kathryn W. Robinson
                                   _______________________
                                        Its: SVP
                                             _____________


LENDERS:                       NATIONSBANK, N.A. (SOUTH), formerly
                               known as NATIONSBANK OF GEORGIA, N.A.

                               By: /s/ Kathryn W. Robinson
                                   _______________________
                                        Its: SVP
                                             _____________


                               THE CHASE MANHATTAN BANK, N.A.


                               By: /s/ Thomas Daniels
                                   ___________________
                                        Its: VP
                                             _________



                               THE FIRST NATIONAL BANK OF BOSTON

                               By: /s/ Rod Guinn
                                   __________________
                                        Its: Director
                                             ________

                               NBD BANK


                               By: /s/ J. Philip Lowman
                                   _______________________________
                                        Its: First Vice President
                                             _____________________


                               HARRIS TRUST AND SAVINGS BANK


                               By: /s/ Patrick J. McDonnell
                                   ________________________
                                        Its: Vice President
                                             ______________


                               J. P. MORGAN DELAWARE


                               By: Richard A. Burke
                                   ___________________
                                        Its: Associate
                                             _________


                               SUNTRUST BANK, SAVANNAH, N.A., formerly
                               known as TRUST COMPANY OF GEORGIA BANK
                               OF SAVANNAH, N.A.


                               By: William Haile
                                   __________________________________
                                        Its: Executive Vice President
                                             ________________________

                         EXHIBITS TO FIFTH AMENDMENT TO CREDIT AGREEMENT

Exhibit A         -        Form of Certificate of Borrower

Exhibit B         -        Form of Certificate of Harris Trust and Savings
                           Bank

Exhibit C         -        Form of Pledge Agreement

Exhibit D         -        Form of Opinion of Rudnick & Wolfe

                          EXHIBIT A TO FIFTH AMENDMENT

                         FORM OF CERTIFICATE OF BORROWER


         The undersigned, who is the ________________________________ of Kuhlman
Corporation, a Delaware corporation (the "Borrower"), does hereby certify on behalf of the Borrower that he is the duly elected and qualified ______________________ of the Borrower and an Authorized Signatory of the Borrower.

         In connection with that certain Credit Agreement dated as of December 15, 1993 (as amended from time to time, the "Credit Agreement") among the Borrower, NationsBank of Georgia, N.A. (now known as NationsBank, N.A. (South)) and The Chase Manhattan Bank, N.A., as managing agents (the "Managing Agents"), NationsBank of Georgia, N.A. (now known as NationsBank, N.A. (South)), The Chase Manhattan Bank, N.A., The First National Bank of Boston, NBD Bank, Harris Trust and Savings Bank, J.P. Morgan Delaware, and Trust Company of Georgia Bank of Savannah, N.A. (now known as SunTrust Bank, Savannah, N.A.) (collectively the "Lenders"), and NationsBank of Georgia, N.A. (now known as NationsBank, N.A. (South)), as administrative agent (the "Administrative Agent"), the undersigned hereby further certifies to the Lenders and the Administrative Agent on behalf of the Borrower that:

         1. The Borrower requests that proceeds of Advances of the CCI Term Loan and/or under the Revolving Loan Commitment (which cause the aggregate principal amount outstanding under the Revolving Loan Commitment to exceed $53,000,000) be disbursed from the restricted account maintained at [CHOOSE ONE OF THE FOLLOWING:] [the Administrative Agent/Harris Trust Company of New York] as set forth in Sections 2.1(a) and 2.1(b) of the Credit Agreement.

         2.       [CHOOSE ONE OF THE FOLLOWING:]

                  [Such proceeds shall be immediately applied to pay the cash purchase price for the Borrower's (or one of its wholly-owned Subsidiaries') acquisition of one (1) or more of the issued and outstanding shares of the capital stock of Communication Cable, Inc., a North Carolina corporation ("CCI") (exclusive of the shares of capital stock of CCI owned by the Borrower or any of its wholly-owned Subsidiaries immediately prior to the consummation of such acquisition).]

         OR

                  [The Borrower or one of its wholly-owned Subsidiaries has already acquired not less than a majority of the issued and outstanding shares of the capital stock of Communication Cable, Inc., a North Carolina corporation and such proceeds shall be used by the Borrower for working capital purposes.]

         Capitalized terms used in this Certificate and not otherwise defined are used as defined in the Credit Agreement.

         IN  WITNESS  WHEREOF,  the  Borrower,   acting  through  an  Authorized
Signatory, has signed this Certificate and affixed hereto the seal of the Borrower, as of the ____ day of __________, 1996.


                                    KUHLMAN CORPORATION, a Delaware corporation


                                    By: _________________________

                                            Its: ________________

[CORPORATE SEAL]
                                    Attest: _____________________

                                            Its:_________________

                          EXHIBIT B TO FIFTH AMENDMENT

             FORM OF CERTIFICATE OF HARRIS TRUST COMPANY OF NEW YORK


         VIA FACSIMILE, HAND DELIVERY OR OVERNIGHT COURIER

TO:      NationsBank, N.A. (South), as Administrative Agent
         600 Peachtree Street, N.E.
         21st Floor
         Atlanta, Georgia 30308-2213
         Attention:  Kathryn W. Robinson
         Facsimile No.:  (404) 607-6467

         In connection with that certain Credit Agreement dated as of December 15, 1993 (as amended from time to time, the "Credit Agreement") among Kuhlman Corporation, a Delaware corporation (the "Borrower"), NationsBank of Georgia, N.A. (now known as NationsBank, N.A. (South)) and The Chase Manhattan Bank, N.A., as managing agents (the "Managing Agents"), NationsBank of Georgia, N.A. (now known as NationsBank, N.A. (South)), The Chase Manhattan Bank, N.A., The First National Bank of Boston, NBD Bank, Harris Trust and Savings Bank, J.P. Morgan Delaware, and Trust Company of Georgia Bank of Savannah, N.A. (now known as SunTrust Bank, Savannah, N.A.) (collectively with any assignees thereof, the "Lenders"), and NationsBank of Georgia, N.A. (now known as NationsBank, N.A. (South)), as administrative agent (the "Administrative Agent"), Harris Trust Company of New York, in its capacity as depositary for Kuhlman Acquistion Corp., a North Carolina corporation ("KAC"), a wholly-owned subsidiary of the Borrower, in connection with KAC's tender offer for certain shares of Communication Cable, Inc., a North Carolina corporation ("CCI"), does hereby certify to the Lenders and the Administrative Agent that the aggregate number of shares of the capital stock of CCI which have been tendered for purchase by KAC by shareholders of CCI is _______________ as of the date hereof.

         IN WITNESS WHEREOF, Harris Trust Company of New York, acting through an authorized signatory, has signed this Certificate, as of the ____ day of __________, 1996.


                                    HARRIS TRUST COMPANY OF NEW YORK


                                    By: _______________________

                                            Its: ______________

                                   EXHIBIT C

                         FORM OF STOCK PLEDGE AGREEMENT



         THIS STOCK PLEDGE AGREEMENT dated as of February 5, 1996 between KUHLMAN ACQUISITION CORP., a North Carolina corporation (the "Pledgor"), and NATIONSBANK, N.A. (SOUTH) (formerly known as NationsBank of Georgia, N.A.), as administrative agent (the "Administrative Agent") for NationsBank, N.A. (South) (formerly known as NationsBank of Georgia, N.A.) and The Chase Manhattan Bank, N.A., as managing agents (the "Managing Agents"), and NationsBank, N.A. (South) (formerly known as NationsBank of Georgia, N.A.), The Chase Manhattan Bank, N.A., The First National Bank of Boston, NBD Bank, Harris Trust and Savings Bank, J. P. Morgan Delaware, and SunTrust Bank, Savannah, N.A. (formerly known as Trust Company of Georgia Bank of Savannah, N.A.) (collectively with any other financial institutions which hereafter become Lenders under the Credit Agreement defined herein, the "Lenders") under the Credit Agreement of dated as of December 15, 1993, as amended from time to time (as so amended, the "Credit Agreement"), among Kuhlman Corporation, a Delaware corporation (the "Borrower"), the Lenders, the Managing Agents and the Administrative Agent;

         WHEREAS, the obligations of the Administrative Agent and the Lenders under the Credit Agreement are conditioned upon, among other things, the execution and delivery by the Pledgor of a Stock Pledge Agreement in the form hereof to secure (a) the obligations of the Borrower under the Credit Agreement with respect to the due and punctual payment of the principal amount of the CCI Secured Loans, when due, whether at maturity, by acceleration or otherwise (the foregoing obligations being collectively called the "Obligations");

         NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Pledgor and the Administrative Agent for itself and on behalf of the Lenders hereby agree as follows:

         SECTION 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in, or by reference in, the Credit Agreement. As used herein, the term "Event of Default" shall mean (a) the occurrence of any Event of Default, as such term is defined in the Credit Agreement, other than an Event of Default under Section 8.1(b) of the Credit Agreement, which Event of Default is not cured to the Majority Lenders' satisfaction within a period of ten (10) days from the occurrence thereof, or (b) the occurrence of an Event of Default under Section 8.1(b) of the Credit Agreement.

         SECTION 2. Pledge. As security for the payment and performance in full of any and all Obligations at any time outstanding, the Pledgor hereby transfers, assigns, grants, sells, conveys, hypothecates, pledges, sets over and delivers unto the Administrative Agent, and grants to the Administrative Agent, for the benefit of the Lenders, a continuing first priority security interest in all its right, title and interest in, to and under the following, whether now owned or hereafter acquired:

                  (i) all of the shares of capital stock listed on Schedule 1 (as amended pursuant hereto) and any additional shares of capital stock of any of the corporations (or successors thereto) listed on Schedule 1 obtained in the future by the Pledgor and all certificates representing such shares (the "Pledged Stock");

                  (ii) all other property which may be delivered to and held by the Administrative Agent or required to be so delivered or held pursuant to the terms hereof of any character whatsoever into which any of the foregoing may be converted or which may be substituted for any of the foregoing; and

                  (iii) subject to the provisions of Section 5, all Proceeds of the Pledged Stock and of such other property of any character whatsoever into which any of the foregoing may be converted or which may be substituted for any of the foregoing, including all cash, securities or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of such stock or other property (the items referred to in clauses (i) through (iii) being collectively called the "Collateral"),

         TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and assigns, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

         SECTION 3. Delivery of Collateral. The Pledgor agrees promptly to deliver or cause to be delivered to the Administrative Agent to be held and possessed on behalf of the Lenders (a) any and all securities now or hereafter included in the Collateral (the "Pledged Securities"), along with undated stock powers duly executed in blank or other instruments of transfer satisfactory to the Administrative Agent and endorsed in blank and such other instruments and documents as the Administrative Agent may request to effect the purposes contemplated hereunder, and the Administrative Agent hereby acknowledges and agrees that one or more certificates representing 100 shares of the capital stock of Communication Cable, Inc., a North Carolina corporation ("CCI") which were not purchased from James R. Fore but which are owned by the Pledgor as of the date hereof will be delivered to the Administrative Agent only upon the Pledgor's receipt of same following the issuance of such certificate(s) in the name of the Pledgor (which the Pledgor agrees to cause to happen as soon as is reasonably practicable), (b) any and all certificates or other instruments or documents representing any of the Collateral and (c) all other property comprising part of the Collateral with proper instruments of assignment duly executed and such other instruments or documents as the Administrative Agent may request to effect the purposes contemplated hereunder. Upon each delivery of Pledged Securities, the Pledgor shall deliver to the Administrative Agent a schedule showing a description of the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule 1 and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

         SECTION 4. Registration in Nominee Name; Denominations. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right (in its sole and absolute discretion and without notice to the Pledgor) to transfer the Pledged Securities to or to register them in its own name or the name of its nominee. In addition, the Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         SECTION 5.  Voting Rights, etc.  (a) Unless and until an
Event of Default shall have occurred and be continuing:

                  (i) The Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement and the Credit Agreement; provided that such action would not materially impair the security for the Obligations or adversely affect the position of the Administrative Agent or the Lenders under this Agreement or the Loan Documents.

                  (ii) The Administrative Agent shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney, and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to subparagraph (i) above.

                  (iii) The Pledgor shall be entitled to receive and retain any and all cash dividends paid on the Pledged Securities to the extent and only to the extent that such cash dividends are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement. All noncash dividends, stock or dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, instruments, securities, other distributions in property, return of capital, capital surplus or paid-in surplus or other distributions (except for cash dividends permitted by the first sentence of this subparagraph (iii) made on or in respect of Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or from any bankruptcy or reorganization of the Pledgor or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by the Pledgor, shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsements).

                  (b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to receive and retain any dividends which the Pledgor is authorized to receive and retain pursuant to subparagraph (iii) of paragraph (a) of this Section 5 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends. All dividends which are received by the Pledgor contrary to the provisions of this paragraph (b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsements). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this Section 5 shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 10 hereof.

                  (c) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and consensual rights and powers which the Pledgor is entitled to exercise pursuant to Section 5(a)(i) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, and the Pledgor shall execute and deliver to the Administrative Agent all such documents and instruments (including proxies) as the Administrative Agent shall request in order to effect the purposes of this paragraph (c).

         SECTION 6. Representations, Warranties and Covenants. The Pledgor hereby represents, warrants and covenants to and with the Administrative Agent (on behalf of the Lenders) that:

                  (a) Except for the security interests granted to the Administrative Agent and as otherwise provided in the Credit Agreement, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Stock (ii) owns the Collateral free and clear of all liens, charges, encumbrances and security interests of every kind and nature (other than liens expressly permitted in writing by the Lenders), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or suffer to exist any lien, charge or encumbrance on, or security interest in, the Collateral (other than pledges expressly permitted in writing by the Lenders), and
         (iv) subject to Section 5, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Administrative Agent and pledged or assigned hereunder.

                  (b) It (i) has, and at all times will have, good right and all requisite power and legal authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its and the Administrative Agent's respective title and interest thereto or therein against any and all attachments, liens, claims, encumbrances, security interests or other impediments of any nature, however, arising, of all persons whomsoever.

                  (c) No authorization, consent or approval, or other action by, and no notice to or filing with, any Governmental Authority (including any securities exchange) not previously obtained is required (i) for the pledge by the Pledgor of the Collateral pursuant to this Agreement or the perfection therein of the Administrative Agent's security interest created hereby, (ii) for the execution, delivery or performance of this Agreement by the Pledgor or (iii) for the exercise by the Administrative Agent of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, other than compliance with applicable Federal and state securities laws in connection with the acquisition and sale or other disposition of Collateral in accordance with the terms of this Agreement.

                  (d) By virtue of the execution and delivery by the Pledgor of this Agreement, when the certificates representing the Pledged Stock owned by the Pledgor are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain and, so long as the Administrative Agent maintains possession of the certificates representing the Pledged Stock, will have a valid and perfected first lien upon and security interest in such Pledged Stock as security for the repayment of the Obligations, prior to all other liens and encumbrances thereon and security interests therein.

                  (e) All its representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement, and shall be and remain true and accurate as of each day from the date hereof, until the termination of this Agreement pursuant to Section 17, with the same effect as though made on and as of each such day.

                  (f) This Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity).

                  (g) The Pledged Stock has been duly authorized and validly issued, is fully paid and non-assessable and has been duly and validly pledged hereunder in accordance with applicable law.

         SECTION 7. Issuance of Additional Stock. Except as permitted under the Credit Agreement, and, in the case of CCI only, so long as (i) the Pledgor owns a majority of the shares of the issued and outstanding capital stock of CCI and the right to vote such shares under the North Carolina Control Share Acquisition Act, as determined by the Borrower upon the advice of its special North Carolina counsel, and (ii) the Pledgor has had a reasonable amount of time to hold a special or regular meeting of the shareholders of CCI in accordance with Applicable Law and a reasonable opportunity to vote its shares at such meeting, the Pledgor agrees that it will not (a) permit any Subsidiary whose stock is pledged pursuant to this Agreement to issue any stock or other securities (including warrants, options and other similar agreements), whether in addition to, by stock dividend or other distribution upon, or in substitution for, the Pledged Securities or otherwise or (b) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Agreement.

         SECTION 8. Additional Subsidiaries. In the event that pursuant to the Credit Agreement the stock of a Subsidiary of the Pledgor is required to be pledged hereunder, the Pledgor shall pledge, assign, transfer, sell, convey, hypothecate, set over and deliver to the Administrative Agent, and grant to the Administrative Agent for the benefit of the Lenders, a continuing first priority security interest in all its right, title and interest in and to the securities of such Subsidiary required by the Credit Agreement to be pledged to the Lenders. Concurrently with the delivery of such additional Pledged Stock, the Pledgor shall deliver to the Administrative Agent (i) a new Schedule 1 reflecting such additional Pledged Stock and (ii) an Officer's Certificate of the Pledgor affirming as of the date of delivery the representations, warranties and covenants set forth in Section 6 hereof with respect to such additional Pledged Stock.

         SECTION 9. Remedies Upon Default. If an Event of Default shall have occurred and be continuing, the Administrative Agent may (without any obligation to seek performance of any guarantee or to resort to any other security, right or remedy granted to it under any other instrument or agreement including the Credit Agreement) sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Pledgor may now have or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Administrative Agent shall give the Pledgor at least 10 days' written notice (which the Pledgor agrees is reasonable notice within the meaning of Section 9-504(3)of the Uniform Commercial Code as in effect in Georgia) of the Administrative Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time of and place where such sale is to be made and, in the case of a sale at a broker's board or a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice, and in no event shall any portion of the proceeds of any such sale be credited against payment of the costs, expenses and obligations set forth in
Section 10 hereof until cash payment for the Collateral so sold has been received by the Administrative Agent. At any private sale of Collateral of a type customarily sold in a recognized market, and at any public sale made pursuant to this Section 9, any Lender may bid for or purchase, free (to the extent permitted by law) from any equity or right of redemption, stay or appraisal on the part of the Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Lender from the Pledgor as a credit, up to an amount equal to the amount such Lender would otherwise be entitled to receive pursuant to Section 10 in connection with such sale, against the purchase price, and such Lender may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement, and the Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral pursuant to this Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

         SECTION 10. Application of Proceeds of Sale. The proceeds of any sale of, or other realization upon, all or any part of the Collateral pursuant to
Section 9, as well as any Collateral consisting of cash, shall be applied by the Administrative Agent as provided in the Credit Agreement.

         SECTION 11. Administrative Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Administrative Agent as its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest and any proxy or proxies heretofore given by the Pledgor to any other person are hereby revoked. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent's name or in the name of any Pledgor, to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest, dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent or any Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any Lender or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Administrative Agent or any Lender or omitted to be taken by any of them with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Pledgor or to any claim or action against the

Administrative Agent or any Lender in the absence of the gross negligence or wilful misconduct of the Administrative Agent or any Lender, as the case may be, as shall have been proven in a final, non appealable judgment of a court of competent jurisdiction. The Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof, in the absence of the gross negligence or wilful misconduct of said attorney, as shall have been proven in a final nonappealable judgment of a court of competent jurisdiction.

         SECTION 12. No Waiver. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent or any Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law or otherwise. The
Administrative Agent and the Lenders shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

         SECTION 13. Securities Act, etc. In view of the position of the Pledgor in relation to the Pledged Securities, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended (the "Securities Act"), or any similar or successor Federal securities law (together with the Securities Act, the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgor further understands that under applicable law, in the absence of an agreement to the contrary, the Administrative Agent might be held to have certain general duties and obligations to the Pledgor, as pledgor, to make some effort toward obtaining a fair price even though the obligations of the Pledgor may be discharged or reduced by the proceeds of a sale at a lesser price. The Pledgor confirms that the Administrative Agent shall have sole and absolute discretion in determining the type and conduct of all public and private sales of Collateral, in any manner and under any circumstances the Administrative Agent may choose; and the Pledgor clearly understands that neither the Administrative Agent nor any Lender is to have any such general duty or obligation to the Pledgor, and the Pledgor will not attempt to hold the Administrative Agent or any Lender responsible for the sale of all or any part of the Pledged Securities at an inadequate price even if the Administrative Agent shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section 13 would apply if, for example, the Administrative Agent were to place all or part of the Pledged Securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Securities for its own account, or if the Administrative Agent placed all or any part of the Pledged Securities privately with a purchaser or purchasers. The provisions of this Section 13 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

         SECTION 14. Registration Rights. The Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, if for any reason the Administrative Agent desires to sell any of the Pledged Securities at a public or private sale and in connection with such sale, in the reasonable opinion of the Administrative Agent, no exemption from the registration requirements of the Securities Act or any other Federal Securities Law is available, it will, at any time and from time to time, upon the written request of the Administrative Agent, use its best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the opinion of counsel for the Administrative Agent to permit the public or private sale of such Pledged Securities. The Pledgor further agrees to indemnify, defend and hold harmless the Administrative Agent, the Lenders, and any underwriter from and against all loss, liability, expenses, costs, fees and disbursements of counsel (including the reasonable cost to the Administrative Agent of legal counsel), and claims (including the costs of investigation) which they may incur insofar as such loss, liability, expense or claim arises out of or in based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Pledgor or the issuer of such Pledged Securities by the Administrative Agent, any Lender or the underwriter expressly for use therein. The Pledgor further agrees (i) to use its best efforts to qualify, file or register, or cause the issuer of any Pledged Securities to qualify, file or register, any of such Pledged Securities under the Blue Sky or other securities laws of such states as may be reasonably requested by the Administrative Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations,
(ii) to cause each such issuer of such Pledged Securities to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations promulgated thereunder and (iii) to do or cause to be done all such other acts and things as may be necessary to make such sale of Pledged Securities or any part thereof valid and binding and in compliance with all applicable law. The Pledgor will bear all costs and expenses of carrying out its obligations under this Section 14. The Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this
Section 14 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 14 may be specifically enforced.

         SECTION 15. Security Interest Absolute. All rights of the Administrative Agent hereunder, the grant of a security interest in the and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other agreement or instrument, (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Obligations or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor or any other person in respect of the Obligations or in respect of this Agreement.

         SECTION 16.  Payment of Costs and Expenses, etc.

         (a) The Pledgor hereby agrees that upon demand it shall pay to the Administrative Agent the amount of any and all reasonable expenses, including attorneys' fees and expenses and other fees and expenses the Administrative
Agent may incur in connection  with (i) the  administration  of this  Agreement,
(ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof. Any such amounts payable as provided hereunder or thereunder shall be additional Obligations secured hereby. The Pledgor hereby agrees to indemnify and hold harmless the Administrative Agent (and each of its directors, officers, agents and employees), to the fullest extent permitted by law, from and against any and all claims, losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses) of whatever nature incurred by the Administrative Agent hereunder or in connection herewith, unless such loss, liability, cost or expense shall be due to wilful misconduct or gross negligence on the part of the Administrative Agent or its directors, officers, agents or employees as shall have been proven in a final, nonappealable judgment of a court of competent jurisdiction.

         (b) The Pledgor hereby agrees to pay to the Administrative Agent, upon demand, the amount of any taxes which the Administrative Agent may have been required to pay by reason of the security interests established pursuant to this Agreement (including any applicable transfer taxes).

         (c) All  obligations  of the Pledgor  under this  Section 16 shall bear
interest   following  demand  at  the  Default  Rate  and  shall  be  additional
Obligations secured hereby.

         SECTION 17. Termination. This Agreement, and the assignments, pledges and security interests created or granted hereby, shall terminate only when (a) all the Obligations shall have been indefeasibly paid in full and satisfied and
(b) the commitments and obligations of the Lenders under the Credit Agreement have terminated, at which time the Administrative Agent shall reassign and deliver to the Pledgor, or to such person or persons as the Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release, all without any recourse to, or warranty whatsoever by, the Administrative Agent or the Lenders, and at the sole cost and expense of the Pledgor; provided, however, that all indemnities of the Pledgor contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement. Upon any such termination of the security interests or release of Collateral, the Administrative Agent will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of the security interests in the Collateral of the Pledgor or the release of the Collateral of the Pledgor, as the case may be.

         SECTION 18.  The Administrative Agent.

         (a) The Administrative Agent shall have and may exercise such powers under this Agreement as are specifically delegated to the Administrative Agent by the terms hereof and the Credit Agreement, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any implied duties or any obligations to take any action under this Agreement except any action specifically provided by this Agreement to be taken by the Administrative Agent.

         (b) The Administrative Agent may execute any of its duties under this Agreement by or through its agents, officers or employees. Neither the Administrative Agent nor any of its agents, officers or employees shall be (i) liable for any action taken or omitted to be taken by it or them in good faith
(ii)  responsible  for the  consequence of any oversight or error of judgment or
(iii) answerable for any loss unless any of the foregoing shall happen through its or their gross negligence or wilful misconduct as shall have been determined in a final, non appealable judgment of a court of competent jurisdiction.

         (c) Whenever the Administrative Agent shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to the Collateral or this Agreement or the Loan Documents, the Administrative Agent and, to the extent necessary, the Pledgor, shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Administrative Agent, either to act as co-agent or co-agents or Administrative Agent or Administrative Agents of all or any part of the Collateral, jointly with the Administrative Agent or any successor or successors or to act as separate agent or agents of any such property, in any such case with such powers as may be provided in such supplemental agreement, and to vest in such bank, trust company or persons as such co-agent or separate agent, as the case may be, any property, title, right or power of the Administrative Agent deemed necessary or advisable by the Administrative Agent.

         (d) The Administrative Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and with respect to all legal matters shall be entitled to rely on the advice of legal advisors selected by it concerning all matters relating to this Agreement or the Security Documents and its duties thereunder, and shall not be liable to any Lender or the Pledgor or any other person for the consequence of such reliance.

         (e) The Administrative Agent shall not be responsible for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity or enforceability of any Loan Document, or be liable for failing to make any inquiry concerning the performance or observance of any of the terms, provisions or conditions thereof. The Administrative Agent shall be neither responsible nor liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located regardless of the cause thereof unless the same shall happen solely through gross negligence or wilful misconduct of the Administrative Agent as shall have been determined in a final, nonappealable judgment of a court of competent jurisdiction. The Administrative Agent shall not, under any circumstances or any event whatsoever, have any liability for any error or omission or delivery of any kind made in the settlement, collection or payment of any of the Collateral or of any instrument received in payment therefor or for any damage resulting therefrom other than as a sole result of its own gross negligence or wilful misconduct as shall have been determined in a final, nonappealable judgment of a court of competent jurisdiction.

         (f) Upon the removal or resignation of the Administrative Agent acting hereunder and upon delivery to such successor Administrative Agent of the Collateral then held by the retiring Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties hereby conferred upon the Administrative Agent named herein, and one or more such appointments and designations shall not exhaust the right to appoint and designate further successor Administrative Agents hereunder. The retiring Administrative Agent shall not be discharged from its duties and obligations hereunder until, and the retiring Administrative Agent shall be so discharged when, all the Collateral held by the retiring Administrative Agent has been delivered to the successor Administrative Agent, and the retiring Administrative Agent shall have executed and delivered to the successor Administrative Agent appropriate instruments substituting such successor Administrative Agent as attorney-in-fact of the Pledgor for purposes of this Agreement.

         SECTION 19. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or delivered by facsimile equipment, the receipt of which is promptly confirmed by telephone) addressed,

                  (a) if to the Pledgor, to it at 3 Skidaway Village Square, Savannah, Georgia 31411; and

                  (b) if to the Administrative Agent, to it at 600 Peachtree Street, N.E., 21st Floor, Atlanta,
         Georgia 30308-2213, Attn:  Kathryn Robinson

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

         SECTION 20. Further Assurances. The Pledgor agrees, at its own cost and expense, to do such further acts and things, and promptly to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Administrative Agent may at any time request in connection with the administration and enforcement of this Agreement or with respect to the protection and perfection of the Collateral or any part thereof or in order better to assure and confer unto the Administrative Agent its rights and remedies hereunder.

         SECTION 21. Successors and Assigns. The obligations created by this Agreement are for the sole benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and in the event of an assignment of all or a portion of any of the indebtedness under any of the Credit Agreement by a Lender, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement is binding on the Pledgor and its successors but none of them shall be permitted to assign this Agreement, any of its obligations hereunder or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Administrative Agent as Collateral under this Agreement except as expressly permitted by this Agreement or the Credit Agreement.

         SECTION 22. Changes in Writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement or instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

         SECTION 23. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW DOCTRINE.

         SECTION 24. Jurisdiction. The parties hereby acknowledge and agree that
(a) this Agreement and the other Loan Documents have, in part, been negotiated in, executed and delivered in, and will partially be performed in, the State of Georgia, and (b) all Advances and issuances of Letters of Credit under the Commitments will be made in Georgia, and (c) this Agreement and the other Loan Documents shall be construed in accordance with and governed by the laws of the State of Georgia. In consideration of the agreement of the Lenders to make the Loans and to undertake the Commitments, the Pledgor agrees, for itself and on behalf of its Subsidiaries, that any suit, action or proceeding with respect to this Agreement or any other Loan Document or the transactions contemplated hereby and thereby may be brought in the Superior Court for Fulton County, Georgia or in the United States District Court for the Northern District of Georgia, Atlanta Division, and by execution and delivery of this Agreement the Pledgor, for itself and on behalf of its Subsidiaries, irrevocably submits to the non-exclusive jurisdiction of such courts for that purpose. The Pledgor, for itself and on behalf of its Subsidiaries, irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Pledgor, for itself and on behalf of its Subsidiaries, agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon such Persons.

         SECTION 25. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 26. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective when counterparts bearing the signature of the Pledgor shall have been delivered to the Administrative Agent.

         SECTION 27. Headings. Section headings used herein are for convenience only and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                         KUHLMAN ACQUISITION CORP.,
                                         a North Carolina corporation



                                         By:     _______________________
                                         Name:   _______________________
                                         Title:  _______________________




                                         NATIONSBANK, N.A. (SOUTH), formerly
                                         known as NATIONSBANK OF GEORGIA,
                                         N.A., as Administrative Agent



                                         By:     ______________________
                                         Name:   ______________________
                                         Title:  ______________________

                                   SCHEDULE 1


                                         Number of               Certificate
                      Issuer               Shares                   Number


         Communication Cable, Inc.        315,603                 CCI 0967

         Communication Cable, Inc.          100                   ________

                  (Rudnick & Wolfe Letterhead appears here)


                            February 5, 1996

To the Persons on the Attached Distribution List

Re: Credit Agreement dated as of December 15, 1993, as amended by that certain First Amendment to Credit Agreement dated as of March 29, 1994, that certain Second Amendment to Credit Agreement dated as of March 30, 1994, that certain Third Amendment to Credit Agreement dated as of December 31, 1994, and that certain Fourth Amendment to Credit Agreement dated as of June 29, 1995 (as so amended, the "Credit Agreement") among Kuhlman Corporation, a Delaware corporation (the "Borrower"), NationsBank, N.A. (South) (formerly known as NationsBank of Georgia, N.A.) and The Chase Manhattan Bank, N.A. as managing agents (the "Managing Agents"), and NationsBank, N.A. (South) (formerly known as NationsBank of Georgia, N.A.), The Chase Manhattan Bank, N.A., The First National Bank of Boston, NBD Bank, Harris Trust and Savings Bank, J.P. Morgan Delaware, and SunTrust Bank, Savannah, N.A. (formerly known as Trust Company of Georgia Bank of Savannah, N.A.) (collectively the "Lenders"), and NationsBank, N.A. (South) (formerly known as NationsBank of Georgia, N.A.), as administrative agent for the Lenders (the "Administrative Agent")

Ladies and Gentlemen:

      We have acted as Illinois counsel to the Borrower and its domestic Subsidiaries (other than Inactive Subsidiaries) in connection with the Fifth Amendment to Credit Agreement dated as of February 5, 1996 (the "Amendment") among the Borrower, the Administrative Agent, the Managing Agents and the Lenders, pursuant to which and subject to the terms and conditions whereof the Borrower, the Administrative Agent, the Managing Agents and the Lenders have agreed to amend the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement (as amended by the Amendment).

     We have examined and relied and base our opinion solely on originals or copies, certified or otherwise identified to our satisfaction, of the following documents and records and upon such matters of law as we have deemed necessary for the purposes of this opinion:

     a. The Amendment;

      b. The Credit Agreement;

      c. The Second Amended and Restated Revolving Loan Notes;

      d. The Second Amended and Restated Term Loan Notes; and

      e. The Articles of Incorporation, By-laws, Good Standing
         Certificates, and resolutions of the Board of Directors of Borrower.

The documents listed at c. and d. above are hereinafter collectively referred to as the "New Notes", and the documents listed at a. through and including d. above, are hereinafter collectively referred to as the "Loan Documents".

     The opinions set forth herein are qualified as stated therein and are qualified further by the following:

     a. This opinion is based upon existing laws, ordinances and regulations in effect as of the date hereof and as they presently apply.

     b. We express no opinion as to the effect of the laws of any state or jurisdiction other than the State of Illinois and the laws of the United States of America upon the transactions described herein. To the extent that any of the Loan Documents are governed by the laws of the State of Georgia, we have assumed, with your permission, that, despite the choice of Georgia law as the governing law in any such Loan Documents, Illinois law would be applied.

     c. In rendering the opinions set forth below, we have relied, to the extent we believe appropriate, as to matters of fact, (i) upon certificates or statements of public officials and of the officers of Borrower and (ii) upon representations and warranties of Borrower contained in the Loan Documents and we have made no independent investigation or verification of said facts. No opinion is being expressed as to the effect of any event, fact or circumstance of which we have no actual knowledge.

     d. We have assumed the competency of the signatories to the Loan Documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the accuracy and completeness of all records made available to us.

     e. We have assumed that (i) with respect to all parties other than our client, the Loan Documents have been duly authorized, executed and delivered by the parties thereto, are within their corporate powers, and are their legal, valid and binding obligation(s) and that such other parties are in compliance with all applicable laws, rules and regulations governing the conduct of their respective businesses and this transaction, (ii) the Loan Documents will be enforced in circumstances and in a manner which are commercially reasonable, (iii) the parties to the Loan Documents (other than our client), are not subject to any statute, rule or regulation or any impediment that requires them or our client to obtain the consent, or to make any declaration or filing with any governmental authority in connection with the transactions contemplated by the Loan Documents, and (iv) all terms, provisions and conditions relating to the transaction referred to in this opinion letter are correctly and completely reflected in the Loan Documents.

     f. The opinions hereafter expressed are qualified to the extent that: (i) the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally and general equitable principles; (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction; (iii) the provisions of any document, agreement or instrument that (a) may require indemnification or contribution for liabilities under the provisions of any Federal or state securities laws or in respect to the neglect or wrongful conduct of the indemnified party or its representatives or agents, (b) purport to confer, waive or consent to the jurisdiction of any court, or (c) waive any right granted by common or statutory law, may be unenforceable as against public policy; and (iv) any provisions of the Loan Documents granting so-called "self-help" or extrajudicial remedies may not be enforceable.

     g. Requirements in the Loan Documents specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents.

     h. To the extent we have assumed the applicability of Illinois law to the Loan Documents for purpose of opinion paragraph 4, we render no opinion with respect to the enforceability under Illinois law of any provision of the Loan Documents which provides for the compounding of interest or the payment or accrual of interest on interest. Please note that the Illinois Supreme Court has held in Bowman v. Neely, 151 I11. 37
(1894) and 137 Ill. 443 (1891) and its progeny that compounding of interest and charging interest on interest is contrary to the public policy of the State of Illinois. However, although there is no case law or statutory authority contrary to the principles set forth in Bowman and its progeny, we are of the opinion that if the issue of whether the compounding of interest payable on a business loan is presently against the public policy of the State of Illinois were to be presented in an appropriate case, absent facts which might require particular scrutiny by a court of equity, the Illinois Supreme

Court would, more likely than not, conclude that the compounding of interest payable on business loans is not generally against the public policy of the State of Illinois.

    i. We express no opinion on provisions in any of the Loan Documents which waive the statute of limitations, objection to jurisdiction or the manner or service of process, impose indemnity liability on others for acts or omissions of the Administrative Agent or the Lenders, appoint the Administrative Agent or the Lenders as attorney-in-fact, waive the right to assert lack of consideration, or waive the requirements of good faith, notice and commercial reasonableness under the Uniform Commercial Code as enacted in any state, which requirements cannot be waived by consent. We further advise that the award and the amount of attorney's fees are subject to the discretion of the court before which any proceeding involving the Loan Documents may be brought.

     j. We have not undertaken any independent review of (i) the status of zoning of any real property, (ii) compliance of any property with applicable health, safety, zoning, building, environmental, pollution or other law or regulation, (iii) title or ownership of any real or personal property, or (iv) the priority of liens under the Loan
Documents, and we render no opinion with respect to any of the foregoing.

     k. Notwithstanding provisions of the Mortgage made by Cable Systems in favor of the Administrative Agent with respect to certain real property located in Waukegan, Illinois (the "Illinois Mortgage") to the contrary, Chapter 110, Section 15-1602 of the Illinois Revised Statutes grants a mortgagor the right, which is exercisable once every five years, to cure the default of a loan secured by real estate by payment of delinquent payments and costs within certain time periods specified in the statute.

     l. In rendering our opinion in paragraph 1 below regarding the good standing of Borrower, we have relied upon a certificate of good standing dated February 1, 1996, issued by the Secretary of State of the State of Delaware, which we have assumed to be accurate as of the date hereof. In rendering our opinion in paragraph 1 below regarding the qualification of Borrower as a foreign corporation in the State of Georgia, we have relied upon a certificate of existence dated February 2, 1996, issued by the Secretary of State of the State of Georgia, which we have assumed to be accurate as of the date hereof.

     m. Whenever our opinion, with respect to the existence or absence of facts, is qualified by the phrase "to our knowledge" or a phrase of similar import, it indicates that during the course of our representation of our clients in connection with the subject transaction no information has come to the attention of our attorneys who have worked on the subject transaction which would give us current actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein or in any other opinion issued by us to third parties on which we have expressly agreed you may rely, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of our clients in any other matter.

     Based on the foregoing, and in reliance thereon, but subject to the assumptions, limitations and qualifications expressed herein, we are of the opinion that:

     1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Borrower is authorized to do business as a foreign corporation in the State of Georgia.

     2. The Borrower has all requisite corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. The Borrower has all corporate power and authority to execute, deliver and perform all of its obligations under the Amendment and the New Notes and to undertake the transactions contemplated thereby.

     3. The execution, delivery and performance of the Amendment and the New Notes by the Borrower, and the consummation of the transactions contemplated thereby, are duly authorized by all necessary corporate action and do not and will not (a) violate any provisions of (i) the certificate of incorporation or by-laws of the Borrower, (ii) any law, rule, or regulation, or (iii) to our knowledge, any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or government, commission, board, bureau, agency or other instrumentality applicable to or binding upon the Borrower, (b) result in a breach of or constitute a default under any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower is a party or by which it or its properties may be bound or affected in any respect, or (c) result in or require the creation or imposition of any lien or other encumbrance of any nature upon or with respect to any of the properties or assets of the Borrower, except as provided in the Loan Documents, as amended.

     4. The Amendment and the New Notes have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     5. After giving effect to the Amendment, the increase in the Commitments effected thereby and the issuance of the New Notes by the Borrower, the Borrower's Pledge Agreement continues to constitute the valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, and creates a valid first in priority security interest in the shares of capital stock pledged thereunder under the Uniform Commercial Code of the State of Georgia, as in effect on the date hereof (the "UCC") and upon possession and continued possession by the Administrative Agent of the certificates of stock representing such shares, together with duly executed stock powers relating thereto, the security interest created therein will be and remain perfected under the UCC. Such security interest secures, among other things, the Obligations, including, without limitation, Obligations arising by virtue of Advances made by the Lenders under the increased Commitments and Obligations arising by virtue of the CCI Term Loan.

      6. After giving effect to the Amendment, the increase in the Commitments effected thereby and the issuance of the New Notes by the Borrower, each Pledge Agreement continues to constitute the valid and legally binding obligation of the Subsidiary which is the pledgor thereunder, enforceable against such Subsidiary in accordance with its terms, and creates a valid first in priority security interest in the shares of capital stock pledged thereunder under the UCC and upon possession and continued possession by the Administrative Agent of the certificates of stock representing such shares, together with duly executed stock powers relating thereto, the security interest created therein will be and remain perfected under the UCC. Such security interest secures, among other things, the Obligations, including, without limitation, Obligations arising by virtue of Advances made by the Lenders under the increased Commitments and Obligations arising by virtue of the CCI Term Loan.

     7. After giving effect to the Amendment, the increase in the Commitments effected thereby and the issuance of the New Notes by the Borrower, each Subsidiary Guaranty continues to constitute a guaranty of the Obligations by the Subsidiaries of the Borrower party thereto, including, without limitation, Obligations arising by virtue of Advances made by the Lenders under the increased Commitments and Obligations arising by virtue of the CCI Term Loan.

     8. After giving effect to the Amendment, the increase in the Commitments effected thereby and the issuance of the New Notes by the Borrower, the Security Agreements continue to create a valid and, to the extent previously perfected by the filing of financing statements in applicable jurisdictions in conjunction with the original closing of the Credit Agreement, perfected security interest in the collateral pledged thereunder, to the extent such security interest may be perfected by the filing of financing statements, which security interest secures the Obligations, including, without limitation, Obligations arising by virtue of Advances made by the Lenders under the increased Commitments and Obligations arising by virtue of the CCI Term Loan.

     9. After giving effect to the Amendment, the increase in the Commitments effected thereby and the issuance of the New Notes by the Borrower, the Collateral Assignments of Patents and Trademarks continue to create a valid and, to the extent previously perfected by the filing of evidence of such assignments with the U.S. Patent and Trademark Office and the payment of all required filing fees in conjunction with the original closing of the Credit Agreement, perfected security interest in the collateral pledged thereunder which security interest secures the Obligations, including, without limitation, Obligations arising by virtue of Advances made by the Lenders under the increased Commitments and Obligations arising by virtue of the CCI Term Loan.

     10. After giving effect to the Amendment, the increase in the Commitments effected thereby and the issuance of the New Notes by the Borrower, the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is party continue to constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     11 . After giving effect to the Amendment, the increase in the Commitments effected thereby and the issuance of the New Notes by the Borrower, the Loan Documents to which any Subsidiary of the Borrower is party continue to constitute the legal, valid and binding obligations of such Subsidiary, enforceable against such Subsidiary in accordance with their respective terms.

    12. The execution and delivery of the Amendment and the issuance of the New Notes do not effect a novation and do not adversely affect the priority or perfection of the encumbrances and security interests granted to the Administrative Agent under the Loan Documents.

    13. The Amendment and each of the New Notes provides that it shall be construed and enforced in accordance with the substantive laws of the State of Georgia. We believe that under applicable Illinois law an Illinois court or a federal court sitting in Illinois as the forum state and applying Illinois conflict of law rules should give effect to the designation by the parties of Georgia law as the governing law with respect to the Amendment and each of the New Notes.

    14. No approval, consent, order or authorization of any court or governmental or public agency or authority of the United States, or any state or political subdivision thereof not already obtained, is required to be obtained by the Borrower in connection with the execution, delivery and performance of the Amendment and the New Notes, except for approvals and consents previously obtained.

    15. Neither the Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower of the Amendment nor the issuance of the New Notes violates any of the provisions of such Act or requires any consent, approval or authorization of, or registration with, any governmental or public body or authority pursuant to the provisions of such Act. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935.

      We call your attention to the fact that, although we represent our client in connection with the subject transaction, our engagement has been limited to specific matters as to which we have been consulted.

     This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable laws or facts or if additional or newly discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned. Further, this opinion may be relied upon only by the addressees hereof and their assignees as provided in the Credit Agreement, and not by any other party.

                                 Very truly yours,

                                 RUDNICK & WOLFE

                                 By:
                                    George T. Plumb, a Partner
GTP/pam